UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                 Date of Earliest Event Reported: March 22, 2011


                          RED MOUNTAIN RESOURCES, INC.
                         ------------------------------
               (Exact name of Company as specified in its charter)


                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------
                             (Address of Registrant)


                                       N/A
                                     -------
          (Former name or former address, if changed since last report)



          Florida                  000-164968                   27-1739487
----------------------------  ----------------------     ---------------------
(State or other jurisdiction    (Commission File         (IRS Employer Identi-
      of incorporation)              Number)                fication Number)


                                 (720) 204-1013
                               ------------------
                 Company's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                        SECTION 2 - FINANCIAL INFORMATION

Item 2.01 - Completion of Acquisition or Disposition of Assets

History of Red Mountain Resources, Inc.

Red Mountain Resources, Inc. ("Red Mountain," "We," "Us," "Our," or "Company" hereafter) was incorporated on January 19, 2010 in the state of Florida as Teaching Time, Inc. which intended to design, develop, and market instructional products and services for the corporate, education, government, and healthcare e-learning industries. The Company changed the direction of its business plan and subsequently changed its name to Red Mountain Resources, Inc. to better reflect its current business plan. Red Mountain Resources, Inc., a Florida corporation, is an independent, growth oriented, energy company that intends to acquire and develop oil and gas properties. We currently trade under the symbol "THCT" on the OTC Bulletin Board. However, we are in the process of changing the symbol to reflect our recent name change.

The Company has amended the Articles of Incorporation in the State of Florida to reflect the number of authorized shares as follows:

         An increase in common shares to Five Hundred Million (500,000,000) shares, par value $0.00001 per common share; and

         Authorization of One Hundred Million (100,000,000) Preferred shares, par value $0.0001. Preferred shares are subject to division into Series or Classes, and the Designations of Rights and Privileges of such Series or Classes, which shall be determined, in the discretion of the Board of Directors.

Effective March 22, 2011, the Company effectuated a forward split of its issued and outstanding stock on a 25 for 1 basis.

Business Activities and Recent Developments

Red Mountain's business operations are intended to include oil and gas exploration, development, production, gathering and transportation. Our planned areas of operation include the Permian Basin in New Mexico & Texas and onshore Gulf Coast of Louisiana & Texas. We intend to pursue opportunities in areas where the proposed management's experience and expertise can be leveraged and capital investment may generate value to shareholders.

At this time, the Company is in the acquisition and consolidation stage of its operational activities. There is no current revenue or production in the Company. We are negotiating the consolidation and acquisition of various producing oil and gas properties.

Many factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

General

We intend to generally concentrate our acquisition, exploration and development efforts in areas where we can apply the technical expertise and experience of the proposed management and consultants.

Our planned core areas of operation are the Permian Basin in New Mexico and Texas and onshore Gulf Coast. The proposed management is aware of energy prospects that consist of proved and unproved locations, which are located in these regions, and has identified the consolidation and acquisition of various producing properties, each of which is producing revenue.

We have identified an experienced team of managers and consultants with significant experience who have:

     o Participated in over 1,000 wells in 11 U.S. States and 9 countries globally
     o    A history of prospect identification and value creation

Company Strategy

     o Acquire and develop oil and gas properties that provide an inventory of drill sites with limited geologic risk and limited variation of production from well to well.

     o Leverage proposed management's experience and expertise in core areas to pursue exploitation and development opportunities.

     o Deploy capital and technical skills to generate value for our shareholders.

Present Opportunities Brought by Proposed Management to Acquire, Develop, Grow and Realize Value

Red Mountain Resources has signed a contract to acquire and develop selected oil and gas properties in the Permian Basin and has made an offer to acquire the onshore Gulf Coast properties from a receivership subject to Court approval. Revenues have the potential to be increased through drilling of proved undeveloped drilling locations. Management believes that the resulting Free Cash Flow may then be used to drill additional stepout oil and gas wells in each of these producing basins. Management also believes that such actions have the potential to increase the value of Red Mountain's properties if capital is available for development.

Management believes these opportunities have the following features:

     o    Proved producing reserves with existing cash flow;

     o Non-producing reserves that can be immediately developed to enhance cash flow;

     o    Inventory   of   proved-undeveloped   drill  sites  that  can  provide
          production growth; and

     o Values of proved reserves that can be increased in a short period of time with low risk drilling.

Synopsis  of  Properties  and  Assets  Being  Proposed  for   Consolidation  and
Acquisition:

     o    South Texas - South East Lopez, Exxun and Wilcox
          o Approximately 8,191.42 gross acres (3,631.41 net) in Duval & Zapata Counties with 20 proved undeveloped drill-sites
          o Gross Daily Production - approximately 20,363.10 MCFD (2,519.50 net) & 21.18 BOD (5.68 net)

          o Gross Estimated Potential Reserves - approximately 146 BCF (25.99 net) & 548,379 BBLS (159,326 net)
          o PDNP due to prior operator financial difficulties and poor asset management
          o Acreage held by production, thus creating flexibility to drill in "high commodity price" environments

     o    Permian Basin
          o    Low Risk Drilling with Multiple Producing Horizons
          o Approximately 2,886 gross acres (2,093.52 net) in Ector & Andrews Counties, TX and Lea County, NM with 42 potential drilling locations
          o    Gross Daily  Production  -  approximately  109 MCFD (81.75 net) &
               17.53 BOD (13.04 net)
          o Gross Recoverable Reserves - approximately 25.55 BCF (13.07 net) & 8.82MM BBLS (4.791 net)

     o    Permian Basin - Devonian Truncation
          o    1,900 Acres of Lease Hold with 47 potential drilling locations
          o Gross Potential Reserves - approximately 16.45MM BBLS (12.34 net) & 16.45 BCF (12.34 net)

Goals:

Our focus is to increase shareholder value by pursuing our corporate strategy as follows:

Pursue concurrent development of our core areas.

         We plan to spend up to $25,000,000 to acquire and develop our properties during 2011. We plan to raise these funds in a Private Placement of common stock ("Placement" or "Offering") and expect that the majority of the 2011 and 2012 drilling capital expenditures will be incurred in our Permian Basin development and exploration prospects. Many of our targeted prospects are in reservoirs that demonstrate predictable geologic attributes and consistent reservoir characteristics, which typically lead to more reliable drilling results than wildcats.

Achieve consistent reserve growth through repeatable development

         We intend to achieve significant reserve growth over the next few years through a combination of acquisitions and drilling. In 2011 we intend to achieve significant reserve and production increases as a result of our acquisitions and development drilling program. We anticipate that the majority of future reserve and production growth will come through the execution of our development drilling program on properties pending as acquisitions, which include many proved and unproved locations. Our targets generally will consist of locations in fields that demonstrate low variance in well performance, which leads to predictable and repeatable field development.

         Our reserve estimates, if any, may change continuously and we intend to periodically evaluate such reserve estimates internally, with independent engineering evaluation on an annual basis. Deviations in the market prices of both crude oil and natural gas and the effects of acquisitions, dispositions and exploratory development activities may have a significant effect on the quantities and future values of our reserves, if any. In the Permian Basin, where we plan to focus our drilling efforts and capital expenditures, prospects generally have reserves characterized as long-lived with low decline rates.

Maintain high percentage ownership and operational control over our asset base

         We intend to retain a high degree of operational control over our asset base, through a high average working interest or acting as the operator in our areas of significant activity. This is designed to provide us with controlling interests in a multi-year inventory of drilling locations, positioning us for reserve and production growth through our drilling operations. We plan to control the timing, level and allocation of our drilling capital expenditures and the technology and methods utilized in the planning, drilling and completion process on related targets. We believe this flexibility to opportunistically pursue development on properties may provide us with a meaningful competitive advantage.

Acquire and maintain acreage positions in our core areas

         We believe that our intended acquisitions and development of known production prospects in our core areas should be supplemented with exploratory efforts that may lead to new discoveries in the future. We intend to continually evaluate our opportunities and pursue attractive potential opportunities that take advantage of our strengths. We are examining several other Permian and Gulf Coast prospects, each of which has gained substantial interest within the exploration and production sector due to their relatively known nature and the potential for meaningful hydrocarbon recoveries. There are other mid-size and large independent exploration and production companies conducting drilling activities in these plays.

Pursue a disciplined acquisition strategy in our core areas of operation

         We intend to also focus on growing through targeted acquisitions. Although drilling prospects may provide us with the opportunity to grow reserves and production without acquisitions, we continue to evaluate acquisition opportunities, primarily in our core areas of operation.

Experienced proposed management and operational team with advanced exploration and development technology

         Our proposed management team and consultants have over 160 years of combined experience in the oil and gas industry, and have a proven track record of creating value both organically and through strategic acquisitions. Our proposed management team will be supported by an active board of directors with experience in the oil and gas industry, capital markets and public companies. We intend to utilize sophisticated geologic and 3-D seismic models to enhance predictability and reproducibility over significantly larger areas than historically possible. We also intend to utilize multi-zone, multi-stage artificial stimulation ("frac") technology in completing wells to substantially increase near-term production, resulting in faster payback periods and higher rates of return and present values. Our proposed team has successfully applied these techniques, normally associated with completions in the most advanced Permian Basin fields, to improve initial and ultimate production and returns, in other companies.

Competition, Markets, Regulation and Taxation

Competition
-----------

There are a large number of companies and individuals engaged in the exploration for oil and gas and oil workover projects; accordingly, there is a high degree of competition for desirable properties. Many of the companies and individuals so engaged have substantially greater technical and financial resources than we have.

Markets
-------

The availability of a ready market for oil and gas discovered, if any, may depend on factors beyond the control of the Company, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas is volatile and beyond the control of the Company. The market for natural gas is also unsettled, and gas prices have increased dramatically in the past four years with substantial fluctuation, seasonally and annually.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase the Company's gas production, there is no assurance that the Company will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in certain areas of the marketplace due to pipeline capacity, the extent and duration of which is unknown. Such oversupply may result in restrictions of purchases by principal gas pipeline purchasers.

Effect of  Changing  Industry  Conditions  on  Drilling  and  Rework  Completion
--------------------------------------------------------------------------------
Activity
--------

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time-to-time. Currently there is a high demand for drilling and workover contractors and costs are higher compared to historical periods. The Company cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on its ability to generate economic drilling prospects and to raise the necessary funds or generate funds from production, with which to drill them.

Regulation and Pricing of Natural Gas
-------------------------------------

The Company's operations may be subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas. Because of its complexity and broad scope, the price impact of future legislation on the operation of the Company cannot be determined at this time.

Crude Oil and Natural Gas Liquids Price and Allocation Regulation
-----------------------------------------------------------------

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by the Company will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas, and the Company will have no control over any regulation legislation in the future.

State Regulations
-----------------

The Company's production of oil and gas if any will be subject to regulation by state regulatory authorities in the states in which the Company may produce oil and gas such as the Texas Railroad Commission. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

Proposed Legislation
--------------------

A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. At present, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have. However, President Clinton's establishment of numerous National Monuments by executive order has had the effect of precluding drilling across vast areas, which has been continued in the current Administration through the Department of Interior.

Environmental Laws
------------------

Oil and gas exploration and development is specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All operations by the Company involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. The Company may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, the activities of the Company may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to the Company and delays, interruptions or a termination of operations, the extent to which cannot now be predicted.

Compliance with Environmental Laws and Regulations
--------------------------------------------------

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date, compliance with these regulations by us has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on its activities.

Title to Properties
-------------------

The Company is not the record owner of its interest in its properties and relies instead on contracts with the owner or operator of the property or assignment of leases, pursuant to which, among other things, the Company has the right to have its interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time properties or interests are acquired by us. Prior to commencement of operations on such acreage and prior to the acquisition of properties, a title examination will usually be conducted and significant defects remedied before proceeding with operations or the acquisition of proved properties, as appropriate.

The properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to our prospective acreage acquisitions, to the extent such defects or disputes exist, we could suffer title failures.

Backlog of Orders
-----------------

There are currently no orders for sales of oil and gas at this time.

Government Contracts
--------------------

None at this time.

Competitive Conditions
----------------------

There are numerous competitors in the oil and gas industry with far greater resources, financial and marketing, to exploit oil and gas prospects which might compete with Red Mountain Resources, Inc. Such resources could overwhelm our efforts to acquire oil and gas production and cause our business failure.

Company Sponsored Research and Development
------------------------------------------

No research is being conducted.

Governmental Regulation
-----------------------

Oil and gas: The oil and gas business in the United States is subject to regulation by both federal and state authorities, particularly with respect to pricing, allowable rates of production, marketing and environmental matters.

The production of crude oil and gas has, in recent years, been the subject of increasing state and federal controls. No assurance can be given that newly imposed or changed federal laws will not adversely affect the economic viability of any oil and gas properties we may acquire in the future. Federal income tax deductions for energy exploration or production and "windfall profit" taxes have in the past affected the economic viability of such properties, and may do so in the future if enacted by Congress.


                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 - Changes in Control of Company

On February 1, 2011, the Company's sole officer and Director, Lisa Lamson, (i) submitted her resignation as officer and director of the Company effective February 2, 2011, (ii) increased the size of the Board from two to three members effective February 2, 2011, (iii) elected as new directors V. Ray Harlow,
Kenneth J. Koock and Lynden B. Rose, also effective February 2, 2011, each to serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified or upon the earlier of their death, resignation or removal, (iv) appointed Paul Vassilakos as President and Chief Executive Officer of the Company effective February 2, 2011.

Shares shown reflect the retirement of 9,000,000 (pre-forward split) common shares of Lisa Lamson, former Officer and control shareholder, concurrent with the Black Rock Capital, LLC asset closing.

The Board also authorized the issuance of 50,000 shares of the Company's Common Stock to each new director and to its new President and Chief Executive Officer in consideration of their services to the Company in 2011.

Effective March 15, 2011, Paul Vassilakos resigned as Chief Executive Officer, and Kenneth J. Koock was appointed Chief Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

NOTE: ALL INFORMATION IN THIS TABLE IS PRESENTED ON A POST ACQUISITION BASIS, I.E. AFTER THE COMPLETION OF THE TWO PENDING ACQUISITIONS. NO ADJUSTMENT OR ALLOCATION IS MADE IN THIS TABLE FOR WARRANT SHARES WHICH MAY BE EARNED BY BROKER DEALERS WHICH PARTICIPATE IN THE SELLING OF THE PLACEMENT DUE TO INABILITY TO ESTIMATE AMOUNTS.

Beneficial owners of five percent (5%) or greater, of the Company's Common Stock. (No Preferred Stock is outstanding at the date of the Offering.)

There were 10,200,000 Common shares (pre-split) issued and outstanding as of March 1, 2011. The Company has effectuated a 25 for 1 forward split effective March 22, 2011 and after such forward split and after the cancellation of 9,000,000 (pre-split) shares to treasury, it will have 30,200,000 shares of common stock issued and outstanding After the proposed Black Rock Capital, LLC Acquisition and the Bamco Gas, LLC Acquisition, the Company will have 62,475,000 shares issued and outstanding (does not include shares issued in the Offering).

The following sets forth information with respect to ownership by holders of more than five percent (5%) of the Company's Common Stock known by the Company, assuming the completion of the acquisitions:


Name and  Address           Title of Class    Amount and Nature       % before     % after Minimum   % after Maximum
of Beneficial Owner (1)                         of Beneficial         Offering         Offering          Offering
                                                Ownership (2)           (3)              (4)               (5)
=========================== ================ ===================== =============== ================= =================

Alan Barksdale (6)           Common Stock         18,000,000           0.00%            26.68%            20.58%

Steve Harrington             Common Stock         4,500,000            0.00%            6.67%             5.14%

(1) Unless otherwise stated, the address is c/o Red Mountain Resources, Inc., 7609 Ralston Road, Arvada, Colorado 80002

(2) Shares shown reflect the retirement of 9,000,000 (pre-forward split) common shares of Lisa Lamson, former Officer and control shareholder, concurrent with the Black Rock Capital, LLC asset closing.
(3) Based on 62,475,000 shares issued and outstanding post-forward split and the after the retirement of 9,000,000 (pre-forward split) shares held by Lisa Lamson, former Officer and control shareholder. (4) Based on 67,475,000 shares issued and outstanding, assuming post acquisitions and post-forward split and after the retirement of 9,000,000 (pre-forward split) shares held by Lisa Lamson, former Officer and control shareholder and the issuance of minimum offering amount of 5,000,000 shares.
(5) Based on 87,475,000 shares issued and outstanding, assuming post acquisitions and post-forward split and after the retirement of 9,000,000 (pre-forward split) shares held by Lisa Lamson, former Officer and control shareholder and the issuance of maximum offering amount of 25,000,000 shares.
(6) Mr. Barksdale disclaims any ownership in any shares involving the Bamco Gas, LLC Receivership estate.

                             OFFICERS AND DIRECTORS

The following table sets forth certain information regarding the new directors and officer:

Name                         Age         Position(s)

V. Ray Harlow                58          Director
Kenneth J. Koock             66          Director, Chief Executive Officer
Lynden B. Rose               50          Director
Alan Barksdale               33          Proposed Chief Executive Officer

The principal occupations and business experience for the new directors and officer are as follows:

V. Ray Harlow, Director, Mr. Harlow has served as the Chief Executive Officer and Managing Member since 2007 of Palm Acquisition Partners, LLC, a Fort Lauderdale-based company which is in the business of acquiring underperforming stripper oil operations. Mr. Harlow also serves as the Chief Executive Officer of Latitude Energy Services, LLC from February 2011. Mr. Harlow served as the Chief Executive Officer and as a Director of Maverick Oil and Gas, Inc. from March 2005 until August 2006. From August 2003 until March 2005, Mr. Harlow was Chief Executive Officer and Managing Member of Hurricane Energy, LLC. From August 1987 until October 1997, he was with Sun Company, Inc. (Sunoco), where he served as Chairman and Managing Director of Sun International Oil Company from 1991 to 1997. Prior to his tenure at Sunoco, Mr. Harlow held executive management positions with Arco, Amoco and Transcontinental Oil. Mr. Harlow received a Bachelor of Science Degree in Geology and Chemistry from Abilene Christian University.

Kenneth J. Koock, President and Chief Executive Officer, Interim Acting Chief Financial Officer, and Director, Mr. Koock has served as the Chief Executive Officer of Sydys Corporation since May 2006. Mr. Koock serves on the Board of Directors Latitude Solutions, Inc. since March 2010. In March 2003, he founded Kenneth J. Koock & Assoc., a financial consulting firm which assists public and private companies on business and financial matters. He also served as Vice Chairman of M.H. Meyerson, an investment banking firm until 2003. During his nearly 30-year investment banking and corporate finance career, Mr. Koock has developed a broad range of experience in capitalizing public and private companies through various stages of fund raising. Mr. Koock currently serves as the Chairman of the Board of Directors of Angstrom Technologies, Inc., a technology company specializing in security. Mr. Koock has been a member of the New York Bar Association since 1966, was a member of the Security Traders Association of New York from 1977 to 2003, and held Series 7, 55 and 63 licenses. Mr. Koock earned a Bachelor of Arts Degree from Duke University and a Juris Doctor degree from St. Johns Law School.

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

Lynden B. Rose, Director, Mr. Rose is a partner in the law firm of Stanley, Frank & Rose, LLP in Houston. Since 1992, he also has served as counsel to the West Palm Beach law firm The Rose Law Firm. From 2004 until 2007, Mr. Rose was a partner in the law firm of Lynden B. Rose, P.C. and from 2002 until 2004, Mr. Rose was a sole practitioner in the law firm of Lynden B. Rose, Attorney at Law, in Houston. From 1992 until 2000, he was a Partner in the law firm of Wilson Rose & Associates. Since 2003, Mr. Rose also served as President of LM Rose Consulting Group, and since 1991, he has served as President of Rose Sports Management, Inc. Mr. Rose is a member of the Oil, Gas and Energy Resources Law Section of the State Bar of Texas. From 1982 until 1984, he was a professional basketball player drafted by the Los Angeles Lakers and played with the Las Vegas Silvers and in Europe. Mr. Rose graduated from the University of Houston and received his Juris Doctorate from the University of Houston.

Alan Barksdale, Proposed Chief Executive Officer (Post Black Rock Capital, LLC Acquisition), Mr. Barksdale has been the owner and president of The StoneStreet Group, Inc. ("SSG") since 2008. Mr. Barksdale formed SSG to provide advisory and management services and pursue merchant banking activities. At SSG, Mr. Barksdale oversees the firm's capital investments, manages its subsidiaries and serves as the senior advisor to SSG's clients. Through its wholly owned subsidiaries, SSG owns and operates upstream and midstream oil and gas assets, a portfolio of real assets and various investments in oilfield service companies. Mr. Barksdale has extensive experience in transaction execution and capital markets. In 2002 Mr. Barksdale started his investment banking career at a regional investment bank. Mr. Barksdale's job entailed providing investment banking and financial advisory services to corporations (for profit and non-profit) and state and local governments. Mr. Barksdale was a Director in the Capital Markets Group and served as senior banker for approximately 115 transactions.

Mr. Barksdale graduated from the University of Arkansas at Little Rock in 2001 where he received a Bachelor of Business Administration with an emphasis in Finance. He is registered with FINRA, MSRB, PSA and various state securities departments throughout the U.S. Mr. Barksdale also holds a Series 7 and Series 63 licenses.

                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         (a) Financial Statements - None

         (b) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit Number            Description

10.1 Acquisition and Exchange Agreement with Bamco Gas LLC The contract has been submitted to the Court and is subject to the Court's approval.

10.2 Plan of Reorganization and Share Exchange Agreement with Black Rock Capital LLC



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        RED MOUNTAIN RESOURCES, INC.



                                        By: /s/ Kenneth J. Koock
                                            ------------------------------------
                                            Kenneth J. Koock, Chief Executive
                                            Officer


                                        Date: March 28, 2011

















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